Exhibit 10.1

EXECUTION VERSION

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of November 27, 2012, among Valiant Trust Company (in such capacity, with its successors and assigns, and as more specifically defined below, the “Senior Debt Representative”) for the Senior Debt Secured Parties (as defined below), RGLD Gold AG, a Swiss corporation as purchaser (with its successors and assigns, the “Purchaser”) of certain refined gold from Terrane Metals Corp., a company incorporated under the laws of British Columbia, (the “Vendor”) and the Vendor.

WHEREAS, Thompson Creek Metals Company, Inc., a company incorporated under the laws of British Columbia (the “Issuer”), the subsidiary guarantors, including the Vendor, the Senior Debt Representative and certain financial institutions and other entities are parties to (i) the fifth supplemental indenture, dated as of November 27, 2012,  to the indenture dated as of May 11, 2012, as supplemented by the first supplemental indenture thereto, dated as of May 11, 2012 (the “Fifth Supplemental Indenture” and the “Existing Senior Debt Agreement”) and (ii) a Canadian Collateral Agreement, dated as of November 27, 2012,  pursuant to which the Issuer will issue $350,000,000 principal amount of 9.75% senior secured notes due 2017 in the capital markets (the “Senior Secured Notes”), which Senior Secured Notes will be secured by certain liens granted by the Issuer, the subsidiary guarantors of the Issuer, including the Vendor, and any future guarantor on substantially all of the assets of the Issuer and the subsidiary guarantors, including the Vendor (whether now owned or hereafter arising or acquired), subject to certain exceptions, permitted liens and encumbrances described in the Fifth Supplemental Indenture and the other security documents referred to therein;

WHEREAS,  Issuer, the Vendor, Royal Gold, Inc., a Delaware corporation (“Royal Gold”), and the Purchaser are parties to the Amended and Restated Purchase and Sale Agreement, dated as of December 14, 2011, as amended by the First Amendment thereto (the “First Amendment to the Royal Gold Purchase Agreement”), dated as of August 8, 2012 (as so amended, the “Royal Gold Purchase Agreement”), pursuant to which, among other things, (i) the Purchaser has agreed to pay the Payment Deposit (as defined below), a portion of which (A) was used by the Issuer to acquire, directly or indirectly, certain ownership interests in the Milligan Project (as defined below) and (B) has been and will be used by the Vendor in connection with the development of the Milligan Project and (ii) upon completion of the Milligan Project, the Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor, an amount of Refined Gold (as defined below) equal to the Designated Percentage of Produced Gold (as defined below).

WHEREAS, the Vendor has granted to the Senior Debt Representative security interests and liens in the Collateral (as defined below) as security for payment and performance of the Senior Debt Obligations; and

WHEREAS, the Vendor has granted to the Purchaser security interests and liens in the Collateral as security for payment and performance of the Royal Gold Obligations (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1.  Definitions; Rules of Construction.

1.1          UCC and PPSA Definitions.  The following terms which are defined in the UCC are used herein as so defined in respect of the Collateral to which the UCC applies:  Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Records, Securities Account and Supporting Obligations. The following terms which are defined in the PPSA are used herein as so defined in respect of the Collateral to which the PPSA applies:  Accounts, Chattel Paper, Documents of Title, Equipment, Fixtures, Intangibles, Goods, Instruments, Inventory, Investment Property and Money except that the term Goods shall not include “consumer goods” as defined in the PPSA.

1.2.         Defined Terms.  The following terms, as used herein, have the following meanings:

“Additional Debt” has the meaning set forth in Section 9.5(b).

“Additional Senior Debt Agreement” has the meaning set forth in the definition of Senior Debt Agreement.

“Banking Services Obligations” means, any obligations of the Vendor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), owed to any Senior Debt Secured Party (or any of its affiliates) in respect of the following bank services:  (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Collateral” means, collectively, all property relating to or arising out of the Milligan Project, now or hereafter owned by the Vendor or, in or to which the Vendor now or hereafter has rights, including all such rights and (as the context so admits) any item or part thereof, upon which a Lien is granted pursuant to the Security Documents.

“Comparable Security Document” means, in relation to any Senior Collateral subject to any Senior Security Document, that Junior Security Document that creates a security interest in the same Senior Collateral, granted by the Vendor, as applicable.

“Designated Percentage of Produced Gold” has the meaning set forth in the Royal Gold Purchase Agreement as in effect as of the Effective Date.

“Effective Date” means August 10, 2012, the effective date of the First Amendment to the Royal Gold Purchase Agreement, giving effect to the amendment of the Royal Gold Purchase Agreement.

“Enforcement Action” means, with respect to the Senior Debt Obligations or the Royal Gold Obligations, the exercise of any rights and remedies with respect to any Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the Senior Debt Documents or the Royal Gold Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the UCC, PPSA of any applicable jurisdiction or under any Insolvency Laws.

“Existing Senior Debt Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“First Amendment to the Royal Gold Purchase Agreement” has the meaning set forth in the second WHEREAS clause above.

“Insolvency Law” means the Bankruptcy Code, Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and any similar statute or law or any corporate law in any jurisdiction dealing with bankruptcy, insolvency, restructuring of debts or analogous concepts, and including without limitation, the filing of an application or commencement of proceedings under provisions of the Canada Business Corporations Act or the Business Corporations Act (British Columbia) (or any successors to such statutes or comparable legislation in other jurisdictions) seeking to impose a stay of proceedings against creditors, seeking to approve or impose a plan of arrangement providing for the compromise of claims of creditors or imposing other limitations or restrictions on creditors’ rights.

“Insolvency Proceeding” means (a) any proceeding or filing, whether filed by or against any Note Party or its assets, seeking relief under any Insolvency Law, (b) any voluntary or involuntary appointment of a trustee, Receiver, Monitor, liquidator, custodian, sequestrator, conservator or any similar official for any Note Party or for a substantial part of the property or assets of any Note Party, (c) any voluntary or involuntary dissolution, winding-up or liquidation of any Note Party or of the business of any Note Party, or (d) a general assignment for the benefit of creditors by any Note Party or any marshalling of their assets.

“Issuer” has the meaning set forth in the first WHEREAS clause above.

“Junior Collateral” shall mean with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.

“Junior Documents” shall mean, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Note Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.

“Junior Liens” shall mean (a) with respect to any Senior Debt Priority Collateral, all Liens securing the Royal Gold Obligations and (b) with respect to any Royal Gold Priority Collateral, all Liens securing the Senior Debt Obligations.

“Junior Obligations” shall mean (a) with respect to any Senior Debt Priority Collateral, all Royal Gold Obligations and (b) with respect to any Royal Gold Priority Collateral, all Senior Debt Obligations.

“Junior Representative” shall mean (a) with respect to any Senior Debt Obligations or any Senior Debt Priority Collateral, the Purchaser and (b) with respect to any Royal Gold Obligations or any Royal Gold Priority Collateral, the Senior Debt Representative.

“Junior Secured Parties” shall mean (a) with respect to the Senior Debt Priority Collateral, the Purchaser and (b) with respect to the Royal Gold Priority Collateral, all Senior Debt Secured Parties.

“Junior Security Documents” shall mean with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, assignation, debenture, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Priority” means with respect to any Lien of the Senior Debt Representative or Purchaser in the Collateral, the order of priority of such Lien specified in Section 2.1.

“Milligan Project” has the meaning set forth in the Royal Gold Purchase Agreement as in effect on the Agreement Effective Date.

“Milligan Property” has the meaning set forth in the Royal Gold Purchase Agreement as in effect on the Agreement Effective Date.

“Monitor” means any monitor appointed by a court in any proceedings in respect of a Note Party under the Companies’ Creditors Arrangement Act (Canada).

“Note Documents” shall mean, collectively, the Senior Debt Document and the Royal Gold Documents.

“Note Party” means Issuer and each direct or indirect affiliate or shareholder (or equivalent) of Issuer or any of its affiliates that is now or hereafter becomes a party to any Senior Debt Document.  All references in this Agreement to any Note Party shall include such Note Party as a debtor-in-possession and any Receiver or Trustee for such Note Party or its property in any Insolvency Proceeding.

“Payment Deposit” has the meaning set forth in the Royal Gold Purchase Agreement as in effect on the Agreement Effective Date.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“PPSA” means the Personal Property Security Act as the same may, from time to time, be in effect in the Province of British Columbia and any equivalent law of any other applicable jurisdiction.

“Priority Collateral” means the Senior Debt Priority Collateral or the Royal Gold Priority Collateral.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the UCC or the PPSA, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, including, without limitation, all proceeds of any insurance policy covering the Collateral.

“Purchaser” has the meaning set forth in the introductory paragraph hereof.

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Receiver” means a receiver, a manager, a receiver and manager, or an interim receiver, whether privately appointed or appointed by court order.

“Refined Gold” means marketable metal bearing material in the form of gold bars or coins that is refined to a minimum 995 parts per 1,000 fine gold.

“Royal Gold Documents” means the Royal Gold Purchase Agreement and the Royal Gold Security Documents.

“Royal Gold Lien” means any Lien created by the Royal Gold Security Documents.

“Royal Gold Obligations” means all obligations of the Vendor and the Issuer for the performance of covenants, tasks or duties and other obligations under the Royal Gold Purchase Agreement and the Royal Gold Security Documents, including, without limitation, the delivery of Refined Gold to the Purchaser, the payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable and including return to the Purchaser of the outstanding balance of the Payment Deposit under the circumstances set forth in the Royal Gold Purchase Agreement), the development of the Milligan Project, the execution and delivery of the Mineral Offtake Agreements (as defined in the Royal Gold Purchase Agreement) in respect of gold produced from the Milligan Project, the maintenance of insurance in respect of the Milligan Project, the maintenance of the Deposit Record, and all other covenants, duties or payments of amounts, of any kind or nature, present or future, absolute or contingent, joint or several or joint and several, direct or indirect, matured or not, extended or renewed, whenever and however incurred, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under, by reason of, pursuant to or otherwise in respect of the Royal Gold Purchase Agreement, any Royal Gold Security Document or any other security agreement granted by the Vendor to the Purchaser, and (as the context so admits) each and every item or part of any thereof.  This term includes all principal, interest (including all interest that accrues after the commencement of, or which would have accrued but for the commencement of, any Insolvency Proceeding in accordance with and at the rate, including any late payment or default rate (under the Royal Gold Purchase Agreement and/or the Royal Gold Security Documents) to the extent lawful, specified herein or in the Royal Gold Purchase Agreement, whether or not such interest is an allowable claim in such Insolvency Proceeding), expenses, legal fees and any other sum chargeable to the Vendor under the Royal Gold Purchase Agreement, any Royal Gold Security Document or any other purchase or security agreement granted by the Vendor to the Purchaser, and (as the context so admits) each and any item or part of any thereof.  To the extent any payment with respect to any Royal Gold Obligation (whether by or on behalf of the Vendor, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Senior Debt Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Debt Secured Parties and the Purchaser, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Royal Gold Obligations Payment Date” means the first date on which (a) the Royal Gold Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly satisfied in full and/or otherwise fully performed under and in accordance with the Royal Gold Purchase Agreement and the Royal Gold Security Documents or (b) all Royal Gold Obligations have otherwise been terminated in accordance with the Royal Gold Purchase Agreement, and so long as the Senior Debt Obligations Payment Date shall not have occurred, the Purchaser has delivered a written notice to the Senior Debt Representative stating that the events described in clauses (a) or (b) have occurred to the satisfaction of the Purchaser.

“Royal Gold Post-Petition Assets” has the meaning set forth in Section 5.2(a).

“Royal Gold Priority Collateral” means all Collateral consisting of the Designated Percentage of Produced Gold and all proceeds thereof registered pursuant to PPSA.

“Royal Gold Purchase Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“Royal Gold Security Documents” means collectively, (i) the Amended and Restated Security Agreement entered into as of December 14, 2011, as amended on the Effective Date, by and between the Vendor and the Purchaser for the mining claims and leases with respect to the Milligan Project, (ii) the Amended and Restated Security Agreement entered into as of December 14, 2011, as amended on the Effective Date, by and between the Vendor and the Purchaser for all personal property of the Vendor relating to or arising out of the Milligan Project and (iii) the Amended and Restated Security Agreement entered into as of December 14, 2011, as amended on the Effective Date, by and between the Vendor and the Purchaser creating a floating charge over the real property relating to or comprising the Milligan Property.

“Royal Gold Trigger Event” means when a Vendor Event of Default shall have occurred and be continuing and the Purchaser shall have given a written notice to the Vendor to terminate the Royal Gold Purchase Agreement and demand the outstanding balance of the Payment Deposit, if any.

“Secured Obligations” shall mean the Senior Debt Obligations and the Royal Gold Obligations.

“Secured Parties” means the Senior Debt Secured Parties and the Purchaser.

“Security Documents” means, collectively, the Senior Debt Security Documents and the Royal Gold Security Documents.

“Senior Collateral” shall mean with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Debt Agreement” means the collective reference to (a) the Existing Senior Debt Agreement, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has at any time been incurred by the Vendor in connection with the refinancing or replacement of the Existing Senior Debt Agreement or providing for additional Senior Debt Obligations (an “Additional Senior Debt Agreement”) unless such agreement or instrument expressly provides that it is not intended to be and is not a Senior Debt Agreement hereunder; provided that, the Issuer shall cause the providers of any such financing (to the extent not represented by the Senior Debt Representative or any successor thereto) under such Additional Senior Debt Agreement to agree to be bound by the terms of this Agreement. Any reference to the Senior Debt Agreement hereunder shall be deemed a reference to any Senior Debt Agreement then extant.

“Senior Debt Creditors” means, collectively, the Senior Debt Representative, the “Trustee” and “Collateral Agent” (on behalf of the holders of the Senior Secured Notes) as defined in the Existing Senior Debt Agreement, the holders of the Senior Secured Notes and any other creditors in respect of any Additional Senior Debt Agreement.

“Senior Debt DIP Financing” has the meaning set forth in Section 5.2(a).

“Senior Debt Documents” means the Senior Debt Agreement, each Senior Debt Security Document, each Senior Debt Guarantee and each other “Security Document” as defined in the Senior Debt Agreement.

“Senior Debt Guarantee” means any guarantee by the Vendor of any or all of the Senior Debt Obligations.

“Senior Debt Lien” means any Lien created by the Senior Debt Security Documents.

“Senior Debt Obligations” means (a) with respect to the Existing Senior Debt Agreement, all “Secured Obligations” of each Note Party as defined in the “Collateral Agreements” referred to in the Existing Senior Debt Agreement and (b) with respect to each other Senior Debt Agreement, solely to the extent such obligations constitute Additional Debt permitted by this Agreement and the Senior Debt Representative for such Senior Debt Agreement has executed a joinder to the Senior Debt Security Documents  (a copy of which has been delivered to Purchaser) acknowledging that the security interest created by the Senior Debt Security Documents is subject to this Agreement, (i) all principal of and interest (including without limitation any Post Petition Interest) and premium (if any) on all loans made pursuant to the Senior Debt Agreement or any Senior Debt DIP Financing by the Senior Debt Creditors, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the Senior Debt Agreement, (iii) all Swap Obligations, (iv) and all Banking Services Obligations to the extent incurred to a Senior Debt Secured Party in connection with a revolving credit agreement that constitutes Additional Debt permitted by this Agreement and (v) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Senior Debt Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Senior Debt Obligation (whether by or on behalf of the Vendor, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, the Purchaser, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Debt Secured Parties and the Purchaser, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Debt Obligations Payment Date” means the first date on which (a) the Senior Debt Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the Senior Debt Documents), (b) all commitments to extend credit under the Senior Debt Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the Senior Debt Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the Senior Debt Documents), and (d) so long as the Royal Gold Obligations Payment Date shall not have occurred, the Senior Debt Representative has delivered a written notice to the Purchaser stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the Senior Debt Secured Parties.

“Senior Debt Post-Petition Assets” has the meaning set forth in Section 5.2(b).

“Senior Debt Priority Collateral” means all Collateral other than the Royal Gold Collateral.

“Senior Debt Representative” has the meaning set forth in the introductory paragraph hereof.  In the case of any Additional Senior Debt Agreement, the Senior Debt Representative shall be the Person identified as such in such Agreement.

“Senior Debt Secured Parties” means the Senior Debt Representative, the Senior Debt Creditors and any other holders of the Senior Debt Obligations.

“Senior Debt Security Documents” means the “Security Documents” as defined in the Existing Senior Debt Agreement, and any other documents that are designated under the Senior Debt Agreement as “Senior Debt Security Documents” for purposes of this Agreement.

“Senior Documents” shall mean, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Note Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Liens” shall mean (a) with respect to the Senior Debt Priority Collateral, all Liens securing the Senior Debt Obligations and (b) with respect to the Royal Gold Priority Collateral, all Liens securing the Royal Gold Obligations.

“Senior Obligations” shall mean (a) with respect to any Senior Debt Priority Collateral, all Senior Debt Obligations and (b) with respect to any Royal Gold Priority Collateral, all Royal Gold Obligations.

“Senior Obligations Payment Date” shall mean (a) with respect to Senior Debt Obligations, the Senior Debt Obligations Payment Date and (b) with respect to any Royal Gold Obligations, the Royal Gold Obligations Payment Date.

“Senior Representative” shall mean (a) with respect to any Senior Debt Priority Collateral, the Senior Debt Representative and (b) with respect to any Royal Gold Priority Collateral, the Purchaser.

“Senior Secured Parties” shall mean (a) with respect to the Senior Debt Priority Collateral, all Senior Debt Secured Parties and (b) with respect to the Royal Gold Priority Collateral, the Purchaser.

“Senior Security Documents” shall mean with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Standstill Period” has the meaning set forth in Section 3.2(a).

“Swap Obligations” means, any obligations of the Vendor owed to any Senior Debt Creditor (or any of its affiliates) in respect of any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions or any and all cancellations, buy backs, reversals, terminations or assignments of any these transactions.

“Unasserted Contingent Obligations” shall mean, at any time, Senior Debt Obligations or Royal Gold Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Senior Debt Obligation or Royal Gold Obligation, as applicable, and (b) with respect to Senior Debt Obligations contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Senior Debt Obligations or Royal Gold Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction (except to the extent that the Uniform Commercial Code or other applicable law requires that the perfection, the effect of perfection or non-perfection, the priority of Liens, or the enforcement of remedies with respect to the Collateral, be governed by the laws of another jurisdiction).

“Vendor Event of Default” has the meaning set forth in the Royal Gold Purchase Agreement as in effect on the Agreement Effective Date.

1.3          Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. For purposes of this Agreement, all references to the Royal Gold Purchase Agreement and Royal Gold Security Documents shall be to refer to the Royal Gold Purchase Agreement and Royal Gold Security Documents, as applicable, as in effect on the Agreement Effective Date (it being understood that to the extent such agreements are amended after the date hereof, such amendments shall be without prejudice to the rights and obligations of the parties hereunder which shall be not affected by any such amendments or waivers).

SECTION 2.  Lien Priority.

2.1          Lien Subordination.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC or the PPSA, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Representative, on behalf of each Junior Secured Party, in respect of its respective Collateral hereby agrees that:

(a)           any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b)           any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

2.2          Prohibition on Contesting Liens.  Subject to the Lien Priority set forth herein, each of the Purchaser and the Senior Debt Representative (on behalf of the Senior Debt Secured Parties) hereby agrees, without prejudice to its rights under this Agreement, that it shall not, and hereby waives any right to:

(a)           contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien or Junior Lien, as applicable, on such Collateral; or

(b)           demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens or Junior Liens, as applicable,  on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3          Nature of Obligations.  The Purchaser acknowledges that a portion of the Senior Debt Obligations may represent debt that is revolving in nature and that the amount of Senior Debt Obligations that may be outstanding at any time or from time to time may be increased, reduced or repaid and, in the case of debt that is revolving in nature, subsequently reborrowed, and that the terms of the Senior Debt Obligations and any Senior Debt Agreement or any provision thereof may be waived, modified, extended, amended, restated or supplemented from time to time, and that the aggregate amount of the Senior Debt Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Purchaser and without affecting the provisions hereof.  The Senior Debt Representative on behalf of itself and the other Senior Debt Secured Parties acknowledges that the amount of any Royal Gold Obligations may be increased, reduced, or repaid pursuant to the Royal Gold Purchase Agreement as in effect as of the Effective Date, and any Royal Gold Document or any provision thereof may be waived, modified, extended, amended, restated or supplemented from time to time, and that the aggregate amount of the Royal Gold Obligations may be increased pursuant to the Royal Gold Purchase Agreement as in effect as of the Effective Date, in each event, without notice to or consent by the Senior Debt Secured Parties and without affecting the provisions hereof.  The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Debt Obligations or the Royal Gold Obligations, or any portion thereof.

2.4          No New Liens.  (a)  Until the Senior Debt Obligations Payment Date, the Purchaser shall not acquire or hold any Lien on any assets of the Vendor securing any Royal Gold Obligation which assets are not also subject to the Lien of the Senior Debt Representative under the Senior Debt Documents, subject to the Lien Priority set forth herein.  If the Purchaser shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Note Party securing any Royal Gold Obligation which assets are not also subject to the Lien of the Senior Debt Representative under the Senior Debt Documents, subject to the Lien Priority set forth herein, then the Purchaser shall, notwithstanding anything to the contrary in any other Royal Gold Document, be deemed to also hold and have held such lien for the benefit of the Senior Debt Representative as security for the Senior Debt Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Senior Debt Representative in writing of the existence of such Lien.

(b)  Until the Royal Gold Obligations Payment Date, no Senior Debt Secured Party shall acquire or hold any Lien on any assets of the Vendor securing any Senior Debt Obligation which assets are not also subject to a Lien under the Royal Gold Documents, subject to the Lien Priority set forth herein.  If any Senior Debt Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Note Party securing any Senior Debt Obligation which assets are not also subject to a Lien under the Royal Gold Documents, subject to the Lien Priority set forth herein, then the Senior Debt Representative (or the relevant Senior Debt Secured Party) shall, without the need for any further consent of any other Senior Debt Secured Party and notwithstanding anything to the contrary in any other Senior Debt Document be deemed to also hold and have held such lien for the benefit of the Purchaser as security for the Royal Gold Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Purchaser in writing of the existence of such Lien.

2.5          Separate Grants of Security.  Each Secured Party acknowledges and agrees that the grants of Liens pursuant to the Senior Debt Security Documents and the Royal Gold Security Documents constitute two separate and distinct grants of Liens. If it is held that the claims of the Senior Debt Secured Parties and the Purchaser in respect of the Collateral constitute claims in the same class, then the Senior Debt Secured Parties and the Purchaser hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Senior Debt Obligation claims and Royal Gold Obligation claims against the Vendor (with the effect being that, to the extent that the aggregate value of the Senior Debt Priority Collateral or Royal Gold Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the Senior Debt Secured Parties or the Purchaser, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that are available from each pool of Priority Collateral for each of the Senior Debt Secured Parties and the Purchaser, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries). The Purchaser further agrees that it will not support or vote in favor of any plan or similar arrangement (and shall be deemed to have voted to reject any plan or similar arrangement) that involves the Issuer and/or some or all of its  affiliates and subsidiaries, including the Vendor, unless such plan, arrangement, liquidation, reorganization, proposal, compromise or similar arrangement pursuant to or relating to any Insolvency Proceeding (a “Plan”) (a) pays off, in immediately available funds, all Senior Debt Obligations or (b) is accepted by the Senior Debt Creditors voting thereon or (c) is supported by the Senior Debt Representative for the Senior Debt Creditors and the Senior Debt Representative for the Senior Debt Creditors so advises the Purchaser in writing (a “Senior Supported Plan”).  In the event that the Plan is supported by the Senior Debt Representative and the Senior Debt Representative has so advised the Purchaser in writing, the Purchaser shall vote in favor of such Senior Supported Plan so long as (i) in the event a Royal Gold Trigger Event has not occurred, the Plan provides that the rights of the Purchaser and the obligations of the Vendor under the Royal Gold Purchase Agreement and the Royal Gold Security Documents (whether such obligations are to be performed by the Vendor or a designee or other successor of the Vendor reasonably acceptable to Purchaser) are preserved in all material respects or (ii) in the event a Royal Gold Trigger Event has occurred, the Plan provides for the Purchaser receiving (A) all Royal Gold Priority Collateral (which, for greater certainty, the Purchaser has not already received) calculated and determined as at the date the Plan becomes effective in accordance with its terms or the equivalent value thereof in cash, and (B) without duplication, cash equal to the value of the Royal Gold Liens on all Collateral on the date set in the Insolvency Proceedings as the date for proving and valuing claims generally.

2.6          Agreements Regarding Actions to Perfect Liens.  (a)  The Purchaser  agrees that all mortgages, debentures, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against Real Property in favor of or for the benefit of the Purchaser shall contain the following notation:  “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to Valiant Trust Company, as Senior Debt Representative, in accordance with the provisions of the Intercreditor Agreement dated as of November 27, 2012, as amended from time to time.”

(b)  Each of the Senior Debt Representative and the Purchaser hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC and the PPSA) over Collateral pursuant to the Senior Debt Security Documents or the Royal Gold Security Documents, as applicable, such possession or control is also for the benefit of the Purchaser or the Senior Debt Representative and the other Senior Debt Secured Parties, as applicable, solely to the extent required to perfect their security interest in such Collateral.  Nothing in the preceding sentence shall be construed to impose any duty on the Senior Debt Representative or the Purchaser (or any third party acting on either such Person’s behalf) with respect to such Collateral or provide the Purchaser, the Senior Debt Representative or any other Senior Debt Secured Party, as applicable, with any rights with respect to such Collateral beyond those specified in this Agreement, the Senior Debt Security Documents and the Royal Gold Security Documents, as applicable, provided that subsequent to the occurrence of the Senior Debt Obligations Payment Date (so long as the Royal Gold Obligations Payment Date shall not have occurred), the Senior Debt Representative shall (i) deliver to the Purchaser, at the Vendor’s sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Royal Gold Documents or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs; provided, further, that subsequent to the occurrence of the Royal Gold Obligations Payment Date (so long as the Senior Debt Obligations Payment Date shall not have occurred), the Purchaser shall (i) deliver to the Senior Debt Representative, at the Vendor’s sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Senior Debt Documents or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs; provided, further, that (i) prior to the occurrence of the Royal Gold Obligations Payment Date, upon the request of the Purchaser, the Senior Debt Representative shall turn over to the Purchaser any Royal Gold Priority Collateral of which it has physical possession, and (ii) prior to the occurrence of the Senior Debt Obligations Payment Date, upon the request of the Senior Debt Representative, the Purchaser shall turn over to the Senior Debt Representative any Senior Debt Priority Collateral of which it has physical possession.  The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Debt Secured Parties and the Purchaser and shall not impose on the Senior Debt Secured Parties or the Purchaser any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

SECTION 3.  Enforcement Rights.

3.1          Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the Vendor, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party, but subject to Section 3.2(b) and Section 4.1 and the provisos set forth in Section 3.2(a) and Section 5.1.  Upon the occurrence and during the continuance of a default or an event of default under the Senior Documents but subject to the terms and conditions of the Senior Documents, the Senior Representative and the other Senior Secured Parties may take and continue any

Enforcement Action with respect to the Senior Obligations and the Senior Collateral in such order and manner as they may determine in their sole discretion.

3.2          Standstill and Waivers.  (a) Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, but subject to the proviso set forth in Section 5.1:

(i)  they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(ii)  they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(iii)  they have no right to (x) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (y) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);

(iv)  they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;

(v)  they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral; and

(vi)  they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral.

provided that, notwithstanding the foregoing, the Purchaser may exercise its rights and remedies in respect of the Collateral under the Royal Gold Security Documents or applicable law after the passage of a period of 120 days (the “Standstill Period”) from the date of delivery of a notice in writing to the Senior Debt Representative of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of a Royal Gold Trigger Event; provided, further, however, that, notwithstanding the foregoing, in no event shall the Purchaser exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) the Senior Debt Representative shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Purchaser), (ii) there is a stay or prohibition against the Senior Debt Representative’s exercise of any of its rights and remedies with respect to all or material portion of the Collateral and the Senior Debt Representative shall be diligently attempting in good faith to vacate such stay or prohibition, or (iii) an Insolvency Proceeding in respect of the Vendor shall have been commenced and the Senior Debt Representative is continuing to monitor and taking other reasonable actions as are necessary to diligently pursue and protect its rights and interest in such Insolvency Proceeding; and provided, further, that (x) in any Insolvency Proceeding commenced by or against the Vendor, the Purchaser may take any action expressly permitted by Section 5 and (y) the Purchaser may, prior to a Royal Gold Trigger Event, seek remedies intended to ensure performance by the Vendor of its obligations under the Royal Gold Purchase Agreement so long as such remedies do not involve the appointment of a Receiver or similar Person with respect to the Vendor or any Collateral or do not involve any Enforcement Action with respect to the Collateral or any sale, foreclosure, restriction or limitation on the Collateral or otherwise impair or interfere with the rights of the Senior Secured Parties under the Senior Debt Documents or this Agreement (it being understood that in no event may the Purchaser exercise remedies as a “secured party” in violation of this Agreement).

(b) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prevent the Senior Debt Representative, on behalf of itself and the other Senior Debt Secured Parties, in an Insolvency Proceeding or otherwise, from commencing, taking and continuing any Enforcement Action against all Collateral; provided that, any sale or disposition of the Royal Gold Priority Collateral pursuant to such Enforcement Action shall be in accordance with the requirements set forth in Section 4.1(a)(i) and the proceeds thereof shall be distributed in the order set forth in Section 4.1(a)(ii).

3.3          Judgment Creditors.  In the event that the Purchaser becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Debt Liens and the Senior Debt Obligations) to the same extent as all other Liens securing the Royal Gold Obligations are subject to the terms of this Agreement.  In the event that any Senior Debt Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Royal Gold Liens and the Royal Gold Obligations) to the same extent as all other Liens securing the Senior Debt Obligations are subject to the terms of this Agreement.

3.4          Cooperation.  The Purchaser agrees that it shall take such actions as the Senior Debt Representative shall request in connection with the exercise by the Senior Debt Secured Parties of their rights set forth herein in respect of the Senior Debt Priority Collateral. The Senior Debt Representative, on behalf of itself and the other Senior Debt Secured Parties, agrees that each of them shall take such actions as the Purchaser shall request in connection with the exercise by the Purchaser of their rights set forth herein in respect of the Royal Gold Priority Collateral.

3.5          No Additional Rights For the Vendor Hereunder.  Except as provided in Section 3.6 hereof, if any Senior Debt Secured Party or the Purchaser shall enforce its rights or remedies in violation of the terms of this Agreement, the Vendor shall not be entitled to use such violation as a defense to any action by any Senior Debt Secured Party or the Purchaser, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Senior Debt Secured Party or the Purchaser.

3.6          Actions Upon Breach.  (a)  If any Senior Debt Secured Party or the Purchaser, contrary to this Agreement, commences or participates in any action or proceeding against the Vendor or the Collateral, the Vendor, with the prior written consent of the Senior Debt Representative or the Purchaser, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any Senior Debt Secured Party or the Purchaser, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Note Party.

(b)  Should any Senior Debt Secured Party or the Purchaser, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any Senior Debt Secured Party or the Purchaser (in its own name or in the name of the relevant Note Party), as applicable, or the relevant Note Party, may obtain relief against such Senior Debt Secured Party or the Purchaser, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the Senior Debt Representative on behalf of each Senior Debt Secured Party and the Purchaser that (i) the Senior Debt Secured Parties’ or Purchaser’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) the Purchaser or Senior Debt Secured Party, as applicable, waives any defense that the Vendor and/or the Purchaser and/or Senior Debt Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4.  Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.

4.1          Disposition and Application of Proceeds.

(a)  Disposition and Application of Proceeds of Senior Collateral.

(i)            Prior to the occurrence of a Royal Gold Trigger Event, the Purchaser agrees that it will not oppose any sale or disposition of any Collateral consented or made by the Senior Debt Representative so long as (A) the transferee pursuant to such sale or disposition agrees in writing that (x) such transferee’s interests in the Collateral are subject to the rights of the Purchaser under the Royal Gold Purchase Agreement and the liens granted pursuant to the Royal Gold Security Documents and (y) such transferee acknowledges and agrees to the terms of this Agreement and (B) such sale or disposition does not result in a breach of the obligations of the Vendor under the Royal Gold Purchase Agreement. The Purchaser further agrees that prior to the Royal Gold Trigger Event, the Purchaser shall not sell or dispose of, in whole or in part, its interests in or rights under the Royal Gold Purchase Agreement, including the Royal Gold Priority Collateral, or release the Royal Gold Lien in connection with such sale or disposal, unless the transferee pursuant to such sale or disposition shall acknowledge and agree to the terms of this Agreement, it being understood and agreed by the parties hereto that the Purchaser or any affiliate of the Purchaser may sell, transfer or otherwise dispose of Refined Gold (not obtained as a result of an Enforcement Action, unless the Senior Debt Representative shall agree to such further sale, transfer or disposition) in the ordinary course without any further action or agreement by the transferee of such Refined Gold, which sale, transfer or other disposition shall be made free and clear of all liens or other encumbrances arising under the Royal Gold Documents or the Senior Debt Documents.  The Senior Debt Secured Parties agree that transferees of their interests shall be bound by the terms of this Agreement as a result of the execution of this Agreement by the Senior Debt Representative on their behalf.

(ii)           After the occurrence of a Royal Gold Trigger Event, the Senior Representative and Junior Representative hereby agree that all Senior Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral shall be applied:

first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action,

second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date,

third, to the payment of the Junior Obligations in accordance with the Junior Documents, and fourth, the balance, if any, to the Vendor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b)  Limited Obligation or Liability.  In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c)  Segregation of Collateral.  Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).

4.2          Releases of Liens.   (a) (i) Upon any release, sale or disposition of Senior Debt Priority Collateral permitted pursuant to the terms of the Senior Debt Documents that results in the release of the Senior Debt Lien (other than release of the Senior Debt Lien due to the occurrence of the Senior Debt Obligations Payment Date, and any release of the Senior Debt Lien after the occurrence and during the continuance of any event of default under the Royal Gold Purchase Agreement) on any Senior Debt Priority Collateral, the Royal Gold Lien on such Senior Debt Priority Collateral (excluding any portion of the proceeds of such Senior Debt Priority Collateral remaining after the Senior Debt Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of Senior Debt Priority Collateral is permitted pursuant to the terms of the Royal Gold Documents.

(ii)  Upon any release, sale or disposition of Senior Debt Priority Collateral pursuant to any Enforcement Action that results in the release of the Senior Debt Lien (other than release of the Senior Debt Lien due to the occurrence of the Senior Debt Obligations Payment Date) on any Senior Debt Priority Collateral pursuant to any Enforcement Action, the Royal Gold Lien on such Senior Debt Priority Collateral (excluding any portion of the proceeds of such Senior Debt Priority Collateral remaining after the Senior Debt Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such Senior Debt Priority Collateral are applied in accordance with Section 4.1(a)  (with, in the case of Senior Debt Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).

(iii)  The Purchaser shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Debt Representative shall request in writing to evidence any release of the Royal Gold Lien described herein.  The Purchaser hereby appoints the Senior Debt Representative and any officer or duly authorized person of the Senior Debt Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Purchaser and in the name of the Purchaser or in the Senior Debt Representative’s own name, from time to time, in the Senior Debt Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(b)  (i) Subject to the next succeeding sentence, upon any release, sale or disposition of Royal Gold Priority Collateral permitted pursuant to the terms of the Royal Gold Documents that results in the release of the Royal Gold Lien (other than release of the Royal Gold Lien due to the occurrence of the Royal Gold Obligations Payment Date, and any release of the Royal Gold Lien after the occurrence and during the continuance of any event of default under the Senior Debt Agreement) on any Royal Gold Priority Collateral, the Senior Debt Lien on such Royal Gold Priority Collateral (excluding any portion of the proceeds of such Royal Gold Priority Collateral remaining after the Royal Gold Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of Royal Gold Priority Collateral is permitted pursuant to the terms of the Senior Debt Documents. Notwithstanding the foregoing, any sale, release or disposition of Royal Gold Priority Collateral prior to the Royal Gold Trigger Event, shall be subject to the requirements set forth in Section 4.1(a)(i).

(ii)  Upon any release, sale or disposition of Royal Gold Priority Collateral pursuant to any Enforcement Action that results in the release of the Royal Gold Lien (other than release of the Royal Gold Lien due to the occurrence of the Royal Gold Obligations Payment Date) on any Royal Gold Priority Collateral pursuant to any Enforcement Action, the Senior Debt Lien on such Royal Gold Priority Collateral (excluding any portion of the proceeds of such Royal Gold Priority Collateral remaining after the Royal Gold Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such Royal Gold Priority Collateral are applied in accordance with Section 4.1(a) (with, in the case of Royal Gold Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).

(iii)  The Senior Debt Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Purchaser shall request in writing to evidence any release of the Senior Debt Lien described herein.  The Senior Debt Representative hereby appoints the Purchaser and any officer or duly authorized person of the Purchaser, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Senior Debt Representative and in the name of the Senior Debt Representative or in the Purchaser’s own name, from time to time, in the Purchaser’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3          Certain Real Property Notices; Insurance.  (a)  The Senior Debt Representative shall give the Purchaser at least 30 days notice prior to commencing any Enforcement Action against any Real

Property owned by the Vendor at which Royal Gold Priority Collateral is stored or otherwise located or to dispossess any Note Party from such Real Property.

(b)  Proceeds of Collateral include insurance proceeds and therefore the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds.  The Senior Debt Representative and Purchaser shall be named as additional insureds and loss payees with respect to all insurance policies relating to Collateral.  The Senior Debt Representative shall have the sole and exclusive right, as against the Purchaser, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Senior Debt Priority Collateral.  The Purchaser shall have the sole and exclusive right, as against the Senior Debt Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Royal Gold Priority Collateral.  All proceeds of such insurance shall be remitted to the Senior Debt Representative or the Purchaser, as the case may be, and each of the Purchaser and Senior Debt Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

SECTION 5.  Insolvency Proceedings.

5.1          Filing of Motions.  Subject to Section 3.2(b), until the Senior Obligations Payment Date has occurred, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or similar provision of any other applicable Insolvency Law; provided that the Junior Representative may (i) file a proof of claim in an Insolvency Proceeding, (ii) file any necessary or appropriate responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance or subordination, in whole or in part, of its claims, subject to the limitations contained in this Agreement, and (iii) take any other action with the consent of the Senior Representative.

5.2          Financing Matters.  (a)  If the Vendor becomes subject to any Insolvency Proceeding at any time prior to the Senior Debt Obligations Payment Date, and if the Senior Debt Representative or the other Senior Debt Secured Parties desire to consent (or not object) to the use of cash collateral under any Insolvency Law, to the extent applicable or to provide financing to the Vendor under applicable Insolvency Laws or to consent (or not object) to the provision of such financing to any Note Party by any third party (any such financing, “Senior Debt DIP Financing”), then the Purchaser agrees  that the Purchaser (i) (x) will consent and (and will be deemed hereunder to have consented) to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Senior Debt DIP Financing on the grounds of a failure to provide “adequate protection” for the Royal Gold Lien on the Collateral to secure the Royal Gold Obligations or on any other grounds and (y) will not request any adequate protection, to the extent applicable in subject Insolvency Proceeding, solely as a result of such Senior Debt DIP Financing except, to the extent applicable, as set forth in Section 5.4 below and (ii) will subordinate (and will be deemed hereunder to have subordinated) the Royal Gold Liens on any Senior Debt Priority Collateral (A) to such Senior Debt DIP Financing on the same terms as the Senior Debt Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the Senior Debt Secured Parties, (C) to any “carve-out” agreed to by the Senior Debt Representative or the other Senior Debt Secured Parties and (D) to any court-ordered charge ranking senior to the Senior Debt Liens agreed to by the Senior Debt Representative or other Senior Debt Parties, so long as (x) the Purchaser retains its Lien on the Collateral to secure the Royal Gold Obligations (in each case, including Proceeds thereof arising after the commencement of the Insolvency Proceeding) and, as to the Royal Gold Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under applicable Insolvency Law and any Lien securing such Senior Debt DIP Financing is junior and subordinate to the Lien of the Purchaser on the Royal Gold Priority Collateral, (y) all Liens on Senior Debt Priority Collateral securing any such Senior Debt DIP Financing shall be senior to or on a parity with the Liens of the Senior Debt Representative and the Senior Debt Lenders securing the Senior Debt Obligations on Senior Debt Priority Collateral and (z) if the Senior Debt Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the Senior Debt Obligations, and such replacement or adequate protection Lien is on any of the Royal Gold Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the Royal Gold Priority Collateral (the “Royal Gold Post-Petition Assets”) is junior and subordinate to the Lien in favor of the Purchaser on the Royal Gold Priority Collateral and (2) the Purchaser also receives a replacement or adequate protection Lien on such Royal Gold Post-Petition Assets of the debtor to secure the Royal Gold Obligations.  In no event will any of the Senior Debt Secured Parties seek to obtain a priming Lien to secure any Senior Debt DIP Financing on any of the Royal Gold Priority Collateral and nothing contained herein shall be deemed to be a consent by the Purchaser to any adequate protection payments using Royal Gold Priority Collateral.  Without prejudice to the rights of the Purchaser under this Agreement, the Senior Debt Representative may seek the appointment of a Receiver by the court over all of the Collateral (including all or any part of the Royal Gold Priority Collateral) and propose to the court that it grant the Receiver priming liens over all such Collateral for funding the costs of the receivership as is customary in Canadian receivership proceedings; provided, however, the Senior Debt Representative will not commence any Insolvency Proceeding for the appointment of a Receiver by a court with less notice to the Purchaser than is required by the applicable rules of court procedure, unless (i) the Senior Debt Representative reasonably determines that such an action is necessary to preserve and/or protect such Collateral from immediate damage or significant diminution in value and (ii) the Senior Debt Representative provides the Purchaser with no less than three (3) business day’s prior written notice of the hearing of the application to the court, to the extent possible; provided, however, that the Senior Debt Representative will not have any personal liability to the Purchaser for failure to provide the Purchaser with such prior written notice.  The immediately forgoing sentence is not intended and shall not be construed as a waiver by the Purchaser of any statutory right to receive earlier notice from the Senior Debt Representative or other Person in connection with the appointment of a Receiver or an application to the court for the appointment of a Receiver.  In no event shall the Purchaser sell or obtain a priming lien on any Senior Debt Priority Collateral in any Insolvency Proceedings or otherwise.  Notwithstanding the granting of any priming liens by a court in favor of a Receiver over such Collateral, all rights and obligations of the Purchaser and the Senior Debt Representative are intended to be and shall be deemed to be subject to the Lien Priority and other terms and conditions of this Agreement.

(b)  All Liens granted to the Purchaser or the Senior Debt Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.3          Relief from the Automatic Stay.  Until the Senior Debt Obligations Payment Date, the Purchaser agrees, that it will not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Senior Debt Priority Collateral, without the prior written consent of the Senior Debt Representative.  Until the Royal Gold Obligations Payment Date, the Senior Debt Representative agrees, on behalf of itself and the other Senior Debt Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any

Royal Gold Priority Collateral, without the prior written consent of the Purchaser.  In addition, neither the Purchaser nor the Senior Debt Representative shall seek any relief from the automatic stay with respect to any Collateral without providing 30 days’ prior written notice to the other, unless otherwise agreed by both the Senior Debt Representative and the Purchaser.

5.4          Adequate Protection.  (a)  The Purchaser agrees that, prior to the Senior Debt Obligations Payment Date, so long as the Senior Debt Representative and the other Senior Debt Secured Parties comply with Section 5.4(b), it shall not object, contest, or support any other Person objecting to or contesting, (i) any request by the Senior Debt Representative or the other Senior Debt Secured Parties for adequate protection of its interest in the Collateral or any adequate protection provided to the Senior Debt Representative or the other Senior Debt Secured Parties or (ii) any objection by the Senior Debt Representative or any other Senior Debt Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Senior Debt Representative or any other Senior Debt Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or similar provision of any other applicable Insolvency Law; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2.  The Purchaser, further agrees that, prior to the Senior Debt Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or similar provision of any other applicable Insolvency Law that is senior to or on a parity with the Senior Debt Liens for costs or expenses of preserving or disposing of any Senior Debt Priority Collateral.  Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(a)(i)(y), but subject to all other provisions of this Agreement (including, without limitation, Section 5.2(a)(i)(x) and Section 5.3), in any Insolvency Proceeding, if the Senior Debt Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes Senior Debt Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any Senior Debt DIP Financing or use of cash collateral, and the Senior Debt Secured Parties do not object to the adequate protection being provided to them, then in connection with any such Senior Debt DIP Financing or use of cash collateral the Purchaser, may, as adequate protection of their interests in the Senior Debt Priority Collateral, seek or accept (and the Senior Debt Representative and the Senior Debt Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Senior Debt Obligations and such Senior Debt DIP Financing on the same basis as the other Royal Gold Liens on the Senior Debt Priority Collateral are so subordinated to the Senior Debt Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Senior Debt Secured Parties, provided, however, that the Purchaser shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code or similar provision of any other applicable Insolvency Law in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

(b)  The Senior Debt Representative, on behalf of itself and the other Senior Debt Secured Parties, agrees that, prior to the Royal Gold Obligations Payment Date, so long as the Purchaser  complies with Section 5.4(a), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the Purchaser for adequate protection of its interest in the Collateral or any adequate protection provided to the Purchaser  or (ii) any objection by the Purchaser  to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Purchaser  under Section 506(b) or 506(c) of the Bankruptcy Code or similar provision of any other applicable Insolvency Law; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2.  The Senior Debt

Representative, on behalf of itself and the other Senior Debt Secured Parties, further agrees that, prior to the Royal Gold Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or similar provision of any other applicable Insolvency Law that is senior to or on a parity with the Royal Gold Liens for costs or expenses of preserving or disposing of any Royal Gold Priority Collateral.  Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(b)(i)(y), but subject to all other provisions of this Agreement (including, without limitation, Section 5.2(b)(i)(x) and Section 5.3), in any Insolvency Proceeding, if the Purchaser is granted adequate protection consisting of additional collateral that constitutes Royal Gold Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the Purchaser does not object to the adequate protection being provided to it, then in connection with any such DIP Financing or use of cash collateral the Senior Debt Representative, on behalf of itself and any of the Senior Debt Secured Parties, may, as adequate protection of their interests in the Royal Gold Priority Collateral, seek or accept (and the Purchaser shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Royal Gold Obligations on the same basis as the other Senior Debt Liens on the Royal Gold Priority Collateral are so subordinated to the Royal Gold Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Purchaser, provided, however, that the Senior Debt Representative shall have irrevocably agreed , pursuant to Section 1129(a)(9) of the Bankruptcy Code or similar provision of any other applicable Insolvency Law, on behalf of itself and the Senior Debt Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

5.5          Avoidance Issues.  If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of the Vendor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6          Asset Dispositions in an Insolvency Proceeding.   (a) The Purchaser shall not, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Debt Priority Collateral that is supported by the Senior Debt Secured Parties, and the Purchaser will consent (and will be deemed hereunder to have consented), under the applicable Insolvency Laws to any sale of any Senior Debt Priority Collateral supported by the Senior Debt Secured Parties and to have released the Junior Liens on such assets. Notwithstanding the foregoing, it is agreed that no Senior Debt Secured Party shall convey or approve a transfer of any mineral tenures necessary or desirable for the extraction of gold at the Milligan Property without requiring such transferee to agree in writing that its interests in such mineral tenures are subject to the obligations of the Vendor under the Royal Gold Purchase Agreement; provided that the

Purchaser shall not oppose any such transfer of mineral tenures in compliance with the foregoing requirement.

(b) Neither the Senior Debt Representative nor any Senior Debt Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Royal Gold Priority Collateral that is supported by the Purchaser, and the Senior Debt Representative and the Senior Debt Secured Parties will consent (and will be deemed hereunder to have consented) under Section 363 of the Bankruptcy Code or similar provision of any other applicable Insolvency Law, to any sale of any Royal Gold Priority Collateral supported by the Purchaser and to have released the Junior Liens on such assets.

5.7          Other Matters.   To the extent that the Senior Representative or any Senior Secured Party has or acquires rights, under Section 363 or Section 364 of the Bankruptcy Code or similar provision of any other applicable Insolvency Law, with respect to any of the Collateral on which it has a Junior Lien, such Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided that if requested by the Junior Representative, such Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.

5.8          Effectiveness in Insolvency Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code or similar provision of any other applicable Insolvency Law, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6.  Royal Gold Documents and Senior Debt Documents.

(a)  The Vendor and the Purchaser agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Royal Gold Documents in violation of this Agreement.

(b)  The Vendor and the Senior Debt Representative, on behalf of itself and the Senior Debt Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Senior Debt Documents in violation of this Agreement.

(c)  In the event the Senior Debt Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Secured Parties and does not affect the Senior Secured Parties in a like or similar manner shall not apply to the Junior Security Documents without the consent of the Junior Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Junior Representative under the Junior Note Documents shall be made without the prior written consent of the Junior Representative, (iv) notice of such amendment, waiver or consent shall be given to the Junior Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof and (v) such amendment, waiver or modification to the applicable Junior Security Documents shall be approved by the Issuer in writing.

SECTION 7.  Reliance; Waivers; etc.

7.1          Reliance.  The Senior Debt Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  The Purchaser expressly waives all notice of the acceptance of and reliance on this Agreement by the Senior Debt Representative and the other Senior Debt Secured Parties.  The Royal Gold Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  The Senior Debt Representative, on behalf of itself and the other Senior Debt Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Purchaser.

7.2          No Warranties or Liability.  The Purchaser and the Senior Debt Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other Senior Debt Document or any Royal Gold Document.  Except as otherwise provided in this Agreement, the Purchaser and the Senior Debt Representative will be entitled to manage and supervise the respective extensions of credit to the Vendor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3          No Waivers.  No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by the Vendor with the terms and conditions of any of the Senior Debt Documents or the Royal Gold Documents.

SECTION 8.  Obligations Unconditional.

All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a)           any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof or any refinancing, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c)           any exchange, release, order of perfection or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency Proceeding in respect of the Vendor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Vendor in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.

SECTION 9.  Miscellaneous.

9.1          Rights of Subrogation.  The Purchaser agrees that no payment to the Senior Debt Representative or any Senior Debt Secured Party pursuant to the provisions of this Agreement shall entitle the Purchaser to exercise any rights of subrogation in respect thereof until the Senior Debt Obligations Payment Date.  Following the Senior Debt Obligations Payment Date, the Senior Debt Representative agrees to execute such documents, agreements, and instruments as the Purchaser  may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Senior Debt Obligations resulting from payments to the Senior Debt Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Senior Debt Representative are paid by such Person upon request for payment thereof.  The Senior Debt Representative, for and on behalf of itself and the Senior Debt Secured Parties, agrees that no payment to the Purchaser pursuant to the provisions of this Agreement shall entitle the Senior Debt Representative or any Senior Debt Secured Party to exercise any rights of subrogation in respect thereof until the Royal Gold Obligations Payment Date.  Following the Royal Gold Obligations Payment Date, the Purchaser agrees to execute such documents, agreements, and instruments as the Senior Debt Representative or any Senior Debt Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Royal Gold Obligations resulting from payments to the Purchaser by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Purchaser are paid by such Person upon request for payment thereof.

9.2          Further Assurances.  Each of the Purchaser and the Senior Debt Representative will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Debt Representative or the Purchaser to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 9.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 9.2.

9.3          Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Royal Gold Document, the provisions of this Agreement shall govern.

9.4          Continuing Nature of Provisions.  Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be terminable by any party hereto, until the earlier of (i) the Senior Debt Obligations Payment Date and (ii) the Royal Gold Obligations Payment Date; provided that if an Additional Senior Debt Agreement or Replacement Royal Gold Agreement, as applicable, is entered into following such termination, the relevant Secured Parties agree to, upon the request of the Vendor, restore this Agreement on the terms and conditions set forth herein until the earlier to occur of the next following Senior Debt Obligations Payment Date or Royal Gold Obligations Payment Date.  This is a continuing agreement and the Senior Debt Secured Parties and the Purchaser may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Vendor on the faith hereof.  In furtherance of the foregoing:

Upon receipt of a notice from the Vendor stating that the Vendor have entered into entered into an Additional Senior Debt Agreement (which notice shall include the identity of the new Senior Debt Representative), the Purchaser shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Vendor or the new Senior Debt Representative shall reasonably request in order to provide to the new Senior Debt Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (ii) deliver to the new Senior Debt Representative any Senior Debt Priority Collateral held by it, together with any necessary endorsements (or otherwise allow the new Senior Debt Representative to obtain control of such Senior Debt Priority Collateral), and (iii) take such other actions as the Vendor or the new Senior Debt Representative may reasonably request to provide the new Senior Debt Representative or the applicable the Senior Debt Creditors the benefits of this Agreement.  The new Senior Debt Representative shall agree in a writing addressed to the Purchaser to be bound by the terms of this Agreement.

9.5          Amendments; Waivers.  (a)  No amendment or modification of or supplement to any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Senior Debt Representative and the Purchaser, and, in the cases of (i) amendments or modifications of Sections 2.6(b), 3.5, 3.6, 4.2, 6, 9.4, 9.5, 9.7 or 9.8 that indirectly or directly affect the rights or duties of the Vendor and (ii) amendments or modifications of or supplements to this Agreement that directly affect the rights or duties of the Vendor, the Vendor.  The Senior Debt Representative and the Purchaser shall notify the Issuer at the address specified in the signature pages to this Agreement of any amendment or modification of or supplement to any provisions of this Agreement which does not need to be signed by the Vendor and provide the Issuer with a copy of such amendment, modification or supplement.

(b)  It is understood that the Senior Debt Representative and the Purchaser, without the consent of any other Senior Debt Secured Party or the Purchaser, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of the Vendor become Senior Debt Obligations or Royal Gold Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes Senior Debt Obligations or Royal Gold Obligations, provided, that such Additional Debt is permitted to be incurred by the Senior Debt Agreement and Royal Gold Purchase Agreement then extant, and is permitted by such agreements to be subject to the provisions of this Agreement as Senior Debt Obligations or Royal Gold Obligations, as applicable, including, without limitation, pursuant to Section 8.6(a) of the Royal Gold Purchase Agreement.

(c)           Notwithstanding the terms of Section 9.5(a) and (b), in the event that the Purchaser does not take the actions contemplated by clause (i) of the second paragraph of Section 9.4 in connection with any permitted Additional Debt within 10 days after the delivery of a written request to do so, the Senior Debt Representative, without the consent of the Purchaser, may modify this Agreement (which modification may take the form of an amendment and restatement of this Agreement) solely for the purpose of having any Additional Senior Debt Agreement or Additional Debt of the Vendor become Senior Debt Obligations under this Agreement, which agreement shall specify that such Additional Senior Debt Agreement or Additional Debt constitutes Senior Debt Obligations, provided, that such Additional Debt is permitted to be incurred pursuant to each Royal Gold Purchase Agreement then extant, and is permitted by such agreements (as determined by the Senior Debt Representative in good faith and certified by an officer of the Issuer to the Purchaser) to be subject to the provisions of this Agreement as Senior Debt Obligations, as applicable.

9.6          Information Concerning Financial Condition of the Vendor; Notice of Event of Default.     Each of the Purchaser and the Senior Debt Representative hereby assume responsibility for keeping itself informed of the financial condition of the Vendor and all other circumstances bearing upon the risk of nonpayment of the Senior Debt Obligations or the Royal Gold Obligations. The Purchaser and the Senior Debt Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise provided in the Senior Debt Documents and Royal Gold Documents).  In the event the Purchaser or the Senior Debt Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information. Notwithstanding the foregoing, (i) the Purchaser hereby agrees to promptly notify the Senior Debt Representative in writing of any material breach under any Royal Gold Document, including a Vendor Event of Default or any other event of default as defined in any document, instrument or agreement delivered by the Vendor in connection with any Royal Gold Document and (ii) the Senior Debt Representative hereby agrees to promptly notify the Purchaser in writing of any event of default as defined in any Senior Debt Document or any other document, instrument or agreement delivered by the Vendor in connection with any Senior Debt Document; provided that failure by the Purchaser or the Senior Debt Representative to deliver such notice shall not be deemed to be a waiver of any of its respective rights or remedies under this Agreement.

9.7          Agreement Effective Date. This Agreement shall become effective on November 27, 2012 (the “Agreement Effective Date”), the date of closing of the Senior Secured Notes offering and the date of termination of that certain Credit Agreement, dated December 10, 2010, as subsequently amended, among Thompson Creek Metals Company, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. It shall be a condition to effectiveness on the Agreement Effective Date that this Agreement shall have been executed by the parties hereto.

9.8          Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

9.9          Submission to Jurisdiction; JURY TRIAL WAIVER.  (a)  Each Senior Debt Secured Party, the Purchaser and the Vendor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the any Senior Debt Secured Party or the Purchaser may otherwise have to bring any action or proceeding against the Vendor or its properties in the courts of any jurisdiction.

(b)  Each Senior Debt Secured Party, the Purchaser and each Vendor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.10.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)  EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.10        Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.9) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.11        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Senior Debt Secured Parties and the Purchaser and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

9.12        Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.13        Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.14        Other Remedies.  For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any Senior Debt Secured Party or the Purchaser from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the Senior Debt Documents or the Royal Gold Documents, as applicable, or to demand payment under any guarantee in respect thereof.

9.15        Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means of transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VALIANT TRUST COMPANY, as Senior Debt Representative for and on behalf of the Senior Debt Secured Parties

By:	/s/Dan Sander
Name:	Dan Sander
Title:	Director, Trust Services

By:	/s/Tara Bouchard
Name:	Tara Bouchard
Title:	Senior Manager, Corporate Actions

Address for Notices:
Valiant Trust Company
#310, 606 4th Street S.W.
Calgary, Alberta, Canada T2P 1T1
Attention: Senior Manager, Corporate Trust
Fax: (403) 233-2857

RGLD GOLD AG

By:	/s/Stefan Wenger
Name:	Stefan Wenger
Title:	Vice Chairman

Address for Notices:

RGLD Gold AG
c/o SchelPart AG
Baarerstrasse 53,
P O Box 4559,
CH - 6304 Zug, Switzerland
Attention:	Dr. Martin Weber
Telecopy No:	+41 41 729 20 77
E-mail:	Martin.Weber@swlegal.ch

With a copy, which shall not constitute notice, to:

RGLD Gold AG
c/o Royal Gold, Inc.
1660 Wynkoop St., Suite 1000
Denver, CO 80202-1132
Attention:	General Counsel
Telecopy No:	(303) 595-9385
E-mail:	bkirchhoff@rgldgoldag.com

TERRANE METALS CORP.

By:	/s/Pamela Saxton
Name:	Pamela L. Saxton
Title:	Chief Financial Officer

Address for Notices:

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
Attention:	Chief Financial Officer
Telecopy No:	(303) 762-3507